Exhibit 99.1

Genpact Reports Results for the First Quarter of 2009

First Quarter Revenues Grow 13%,

Adjusted Income from Operations Increases 48%

New York, N.Y., May 5, 2009 — Genpact Limited (NYSE: G), a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world, today announced financial results for the first quarter ended March 31, 2009.

Key Financial Results

• Revenues were $265.8 million, up 13% from $234.6 million in the first quarter of 2008.

• Net income attributable to Genpact Limited common shareholders was $30.0 million, up 52% from $19.7 million in the first quarter of 2008; net income margin for the first quarter of 2009 was 11.3%, up from 8.4% in the first quarter of 2008.

• Diluted earnings per common share attributable to Genpact Limited common shareholders were $0.14, up from $0.09 per share in the first quarter of 2008.

• Adjusted income from operations increased 48% to $42.1 million compared to $28.4 million in the first quarter of 2008.

• Adjusted income from operations margin was 15.9%, up from 12.1% in the first quarter of 2008.

• Adjusted diluted earnings per share attributable to Genpact Limited common shareholders were $0.18, up from $0.15 in the first quarter of 2008.

Pramod Bhasin, Genpact’s President and CEO said, “Genpact completed the first quarter of 2009 with solid performance, including growth in revenue, income from operations and margin, in what remains a very tough economic environment.  Revenue increased 13% year-over-year to $266 million, reflecting expansion in our GE and Global Client businesses, as well across geographic regions.  Because we anticipated some of the economic challenges last year, we were able to put aggressive cost reduction measures in place early, which contributed to a 374 basis point improvement in our adjusted income from operations margin from the first quarter of 2008. We expect many of these cost measures to be sustainable through 2009, enabling us to stay ahead of the game.”

Revenues from clients other than GE, which Genpact refers to as Global Client revenues, grew 28% over the first quarter of 2008, demonstrating Genpact’s ability to continue to grow with its clients even during challenging economic times. Revenues from Global Clients now represent more than 58% of Genpact’s total revenues, with the remaining 42% of revenues coming from GE.  GE revenues continue to grow on an absolute basis, and increased 5% over the first quarter of 2008, adjusted for dispositions by GE.

Approximately 83% of Genpact’s revenues for the quarter came from business process services, up from 78% for the first quarter of 2008, while revenues from IT services were approximately 17% of total revenues for the first quarter of 2009.

In the first quarter of 2009, 36 client relationships each accounted for $5 million or more of Genpact’s revenues in the last twelve months, up from 29 such relationships at the end of 2008.  Of those, four client relationships each accounted for $25 million or more of Genpact’s revenues in the last twelve months. Genpact believes that several of the remaining 32 clients accounting for $5 million or more of its revenues over the last twelve months, as well as some of its new clients, can each eventually grow to $25 million or more in annual revenues.

As of March 31, 2009, Genpact had approximately 36,500 employees worldwide, an increase from 34,300 as of March 31, 2008.  Genpact’s employee attrition rate for the quarter, measured from day one of employment was 21%, down from 24% for the same period in 2008.  Genpact’s attrition rate would be 18% if measured after six months of employment, as many of Genpact’s competitors do. Revenue per employee increased to $30,300 from $29,000 in the first quarter of 2008.

Genpact generated $19 million of cash flow from operations in the first quarter of 2009, down from $21 million in the first quarter of 2008.  The year-over-year decline was primarily due to one-time items relating to the earn-out payment owed to the sellers of the SAP business Genpact purchased in 2007 and certain advance tax payments to be recovered later this year. Excluding such items, cash flow from operations increased to $25 million. Genpact has a strong balance sheet, with approximately $348 million in

Cash and Cash Equivalents, Short Term Investments and Short Term Deposits.

Bhasin continued, “We are proud of our accomplishments this quarter.  Given the ongoing economic uncertainty, we continue to expect annual revenue growth of 10% to 15%, from a base of $1.04 billion in 2008, and adjusted income from operations margin of 16% to 17%.”

Conference Call

Genpact management will host a conference call beginning at 8:00 a.m. EDT on May 5, 2009 to discuss the company’s performance for the first quarter of fiscal 2009. To participate, callers can dial 1 (866) 730-5764 from within the U.S. or 1 (857) 350-1588 from any other country. Thereafter, callers will be prompted to enter the participant passcode, which is 80700004.

For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact is a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world. Genpact combines process expertise, information technology and analytical capabilities with operational insight and experience in diverse industries to provide a wide range of services using its global delivery platform. Genpact helps companies improve the ways in which they do business by applying Six Sigma and Lean principles plus technology to continuously improve their business processes. Genpact operates service delivery centers in India, China, Hungary, Mexico, Morocco, the Philippines, Poland, the Netherlands, Romania, Spain, Guatemala and the United States. For more information, see our website at: www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the BPO and IT Services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Anil Nayar
+91 (124) 402-3079
anil.nayar@genpact.com

Media	Anita Trehan
+91 (124) 402 2726
anita.trehan@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

 (Unaudited)

 (In thousands, except per share data)

	As of December 31,	As of March 31,
	2008	2009
Assets
Current assets
Cash and cash equivalents	$184,050	$210,708
Short term investments	141,662	118,358
Accounts receivable, net	140,504	141,878
Accounts receivable from a significant shareholder, net	88,793	92,550
Short term deposits with a significant shareholder	59,332	19,425
Deferred tax assets	38,629	48,442
Due from a significant shareholder	1,428	3,492
Prepaid expenses and other current assets	89,936	97,401
Total current assets	744,334	732,254

Property, plant and equipment, net	174,266	167,808
Deferred tax assets	111,002	128,953
Investment in equity affiliates	970	686
Customer-related intangible assets, net	56,858	48,939
Other intangible assets, net	5,309	3,837
Goodwill	531,897	502,533
Other assets	71,690	72,476
Total assets	$1,696,326	$1,657,486

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

 (In thousands, except per share data)

	As of December 31,	As of March 31,
	2008	2009
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$25,000	$25,000
Current portion of long-term debt	29,539	34,572
Current portion of capital lease obligations	41	34
Current portion of capital lease obligations payable to a significant shareholder	1,968	1,831
Accounts payable	8,377	9,903
Income taxes payable	2,081	17,005
Deferred tax liabilities	12	142
Due to a significant shareholder	9,832	8,162
Accrued expenses and other current liabilities	349,761	354,775
Total current liabilities	$426,611	$451,424

Long-term debt, less current portion	69,665	59,756
Capital lease obligations, less current portion	82	73
Capital lease obligations payable to a significant shareholder, less current portion	4,259	3,662
Deferred tax liabilities	10,174	7,549
Due to a significant shareholder	7,322	9,701
Other liabilities	333,847	347,259
Total liabilities	$851,960	$879,424

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 214,560,620 and 214,684,551 issued and outstanding as of December 31, 2008 and March 31, 2009, respectively	2,146	2,147
Additional paid-in capital	1,030,304	1,035,547
Retained earnings	151,610	181,569
Accumulated other comprehensive income (loss)	(342,267)	(443,759)
Genpact Limited total shareholders’ equity	841,793	775,504
Noncontrolling interest	2,573	2,558
Total equity	844,366	778,062
Commitments and contingencies
Total liabilities, minority interest and shareholders’ equity	$1,696,326	$1,657,486

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three months ended March 31,
	2008	2009
Net revenues
Net revenues from services — significant shareholder	$114,323	$112,021
Net revenues from services — others	120,303	153,812
Total net revenues	234,626	265,833
Cost of revenue
Services	146,081	163,719
Total cost of revenue	146,081	163,719
Gross profit	88,545	102,114

Operating expenses:
Selling, general and administrative expenses	62,137	63,857
Amortization of acquired intangible assets	10,224	6,869
Other operating (income) expense, net	(1,138)	(1,713)
Income from operations	$17,322	$33,101

Foreign exchange (gains) losses, net	(6,715)	(2,805)
Other income (expense), net	1,874	1,072

Income before share of equity in (earnings) loss of affiliates and income tax expense (benefit)	25,911	36,978

Equity in (gain) loss of affiliates	210	230
Income tax expense (benefit)	3,166	4,872
Net Income	$22,535	$31,876

Net income attributable to noncontrolling interest	2,842	1,917
Net income attributable to Genpact Limited common shareholders	$19,693	$29,959

Net income available to Genpact Limited common shareholders	19,693	29,959
Earnings per common share attributable to Genpact Limited common shareholders —
Basic	$0.09	$0.14
Diluted	$0.09	$0.14

Weighted average number of common shares used in computing earnings (loss) per common share —
Basic	212,197,645	214,585,598
Diluted	218,508,968	217,242,725

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2008	2009
Operating activities
Net income attributable to Genpact Limited common shareholders	$19,693	$29,959
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	16,921	12,366
Amortization of debt issue costs	168	149
Amortization of acquired intangible assets	10,482	7,020
Loss (gain) on sale of property, plant and equipment, net	(50)	29
Provision for doubtful receivables	950	1,858
Provision for mortgage loans	580	—
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(5,476)	(2,845)
Equity in loss of affiliates	210	230
noncontrolling interest	2,842	1,917
Share-based compensation expense	3,927	4,660
Deferred income taxes	(7,099)	(9,302)
Change in operating assets and liabilities:
Increase in accounts receivable	(16,573)	(8,101)
Increase in other assets	(10,002)	(20,689)
Increase in accounts payable	860	1,430
Decrease in accrued expenses and other current liabilities	(12,610)	(16,052)
Increase in income taxes payable	9,436	15,633
Increase in other liabilities	6,638	505
Net cash provided by operating activities	$20,897	$18,767

Investing activities
Purchase of property, plant and equipment	(18,057)	(13,495)
Proceeds from sale of property, plant and equipment	329	648
Investment in affiliates	—	—
Purchase of short term investments	—	(37,167)
Proceeds from sale of short term investments	—	60,478
Short term deposits placed with significant shareholder	(42,150)	(49,030)
Redemption of short term deposits with significant shareholder	42,906	86,823
Payment for business acquisition	—	(20,196)
Net cash provided (used) in investing activities	$(16,972)	$28,061

Financing activities
Repayment of capital lease obligations	(708)	(676)
Proceeds from long-term debt	—	—
Repayment of long-term debt	(5,370)	(5,000)
Short-term borrowings, net	—	—
Proceeds from issuance of common shares on exercise of options	680	584
Distribution to noncontrolling interest	(3,828)	(1,792)
Net cash used by financing activities	$(9,226)	$(6,884)

Effect of exchange rate changes	(2,759)	(13,286)
Net increase (decrease) in cash and cash equivalents	(5,301)	39,944
Cash and cash equivalents at the beginning of the period	279,306	184,050
Cash and cash equivalents at the end of the period	$271,246	$210,708

Supplementary information
Cash paid during the period for interest	$2,054	$839
Cash paid during the period for income taxes	$7,938	$13,428
Property, plant and equipment acquired under capital lease obligation	$394	$352

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to common shareholders of Genpact Limited, or adjusted net income, and diluted adjusted earnings per share attributable to common shareholders of Genpact Limited, or diluted adjusted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include share-based compensation expense (including fringe benefit tax thereon for Indian employees) and amortization of acquired intangibles at formation in 2004 for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123(R), Genpact’s management believes that providing financial statements that do not include share-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future share-based compensation expense under FAS 123(R) and the amortization of intangibles associated with further acquisitions, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to common shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, share-based compensation, that are recurring. Share-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

During the second quarter of 2008, Genpact has reclassified its foreign exchange gains or losses from a separate line item in order to more clearly reflect Genpact’s costs, including the impact of its long-term foreign exchange hedging strategy. This reclassification affects income from operations and consequently affects adjusted income from operations. This reclassification does not affect adjusted net income or adjusted earnings per share.  Previous period information in the tables below is on a reclassified basis.

The following table shows the reconciliation of this adjusted financial measure from GAAP for the three months ended March 31, 2008 and 2009:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Quarter Ended March 31,
	2008	2009

Income from operations as per GAAP	$17,322	$33,101
Add: Amortization of acquired intangible assets resulting from Formation Accounting	9,960	6,469
Add: Share based compensation	3,927	4,660
Add: FBT impact on share based compensation recovered from employees	100	70
Add: Gain (loss) on interest rate swaps	(283)	—
Add: Other income	435	(18)
Less: Equity in loss of affiliate	(210)	(230)
Less: Net income of non controlling interest	(2,842)	(1,917)
Adjusted income from operations	$28,409	$42,135

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Quarter Ended March 31,
	2008	2009

Net income attributable to common shareholders of Genpact Limited as per GAAP	$19,693	$29,959
Add: Amortization of acquired intangible assets resulting from Formation Accounting	9,960	6,469
Add: Share based compensation	3,927	4,660
Add: FBT impact on share based compensation recovered from employees	100	70
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(1,824)	(1,346)
Less: Tax Impact on share based compensation		(1,586)
Adjusted net income	$31,856	$38,226
Diluted adjusted earnings per share	$0.15	$0.18